EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-136920 on Form S-8 of our report dated June 24, 2008, appearing in this Annual Report on Form 11-K of the Rayonier Inc. – Fernandina Mill Savings Plan for Hourly Employees for the year ended December 31, 2007.

/s/ ENNIS, PELLUM & ASSOCIATES, P.A.

Jacksonville, Florida

June 24, 2008